UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 7, 2011

NETSCOUT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On September 13, 2011, NetScout Systems, Inc., or the Company, filed a Current Report on Form 8-K to report the voting results of its Annual Meeting of Stockholders held on September 7, 2011. This Current Report on Form 8-K/A is being filed solely to disclose the determination of the Board of Directors of the Company regarding how frequently the Company will include in its proxy materials an advisory vote on the compensation of its named executive officers. This Amendment does not otherwise revise the September 13, 2011 Current Report on Form 8-K in any way.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual Meeting of Stockholders held on September 7, 2011, a majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote on the compensation of the Company’s named executive officers every year. The Company’s Board of Directors considered the views of its stockholders and determined that the Company will hold future non-binding advisory votes on executive compensation on an annual basis until the next vote on the frequency of such an advisory vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

By:	/s/ David P. Sommers
David P. Sommers
Chief Financial Officer and Senior Vice President, General Operations

Date: October 21, 2011